UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2017

SUN BANCORP, INC.

Exact name of registrant as specified in its charter
New Jersey (State or other jurisdiction of incorporation	0-20957 (SEC Commission File No.)	52-1382541 (I.R.S. Employer Identification No.)

350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (856) 691-7700
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

    On May 4, 2017, Sun Bancorp, Inc. (the "Company") will attend the Sandler O'Neill + Partners, L.P. investor conference in Short Hills, New Jersey.  At the conference, the Company will discuss with the attendees its intent to redeem, in whole, the following series of its trust preferred securities: (a) $15,464,000 aggregate principal amount of the Floating Rate (LIBOR plus 2.80%) Junior Subordinated Notes due 2033 (the "Junior Subordinated Notes") issued to Sun Capital Trust V, a Delaware statutory trust ("Trust V"), which it intends to redeem on June 30, 2017, and (b) $25,774,000 aggregate principal amount of the Floating Rate (LIBOR plus 2.80%) Junior Subordinated Debt Securities due 2034 (together with the Junior Subordinated Notes, the "Debt Securities") issued to Sun Capital Trust VI, a Delaware statutory trust ("Trust VI" and, together with Trust V, the "Trusts"), which it intends to redeem on July 23, 2017.
The Company intends to deliver notices of redemption to the trustees and the security holders of the Trusts in accordance with the provisions of the applicable governing documents, which notices will cause the Company's redemption decision to be legally binding.  The Company expects to redeem the Debt Securities at par, plus accrued and unpaid interest in accordance with the terms of the respective Indentures.  Simultaneously with the redemption of the Debt Securities, Trust V and Trust VI would redeem all of the shares of all of the classes of securities issued by the Trusts.
As a result of the redemption of the Debt Securities, the Company would accelerate recognition of deferred issuance costs resulting in non-recurring expense of approximately $400 thousand in the second quarter of 2017.  Once redeemed, the expected future impact on earnings would be an increase in net interest income of approximately $300 thousand per quarter and an increase in the net interest margin of 12 basis points.  The Company expects no impact to the capital ratios of its wholly-owned subsidiary, Sun National Bank (the "Bank"), as a result of the redemption.  On a pro forma basis as of March 31, 2017, the Company's Tier 1 common ratio would be unchanged while the Tier 1 leverage ratio would decline by approximately 0.3% to 14.1%, the Tier 1 risk-based capital ratio would decline by 0.8% to 18.4% and the total risk-based capital ratio would decline by 2.5% to 19.4%.
Cautionary Note Regarding Forward-Looking Statements
The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as "allow," "anticipate," "believe," "continues," "could," "estimate," "expect," "intend," "may," "opportunity," "outlook," "plan,"   "potential," "predict," "project," "reflects," "should," "typically," "usually," "view," "will," "would," and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company's historical performance, or from current expectations.  Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company's ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank's borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company's loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended December 31, 2016 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  No undue reliance should be placed on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Bancorp, Inc.

Date: May 4, 2017	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel